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                                                                    EXHIBIT 99

                              [ZAPATA LETTERHEAD]




                      P.O. BOX 4240 o HOUSTON o TEXAS 77210
                                  713/940-6100





                    ZAPATA CORPORATION ANNOUNCES PURCHASE OF
                       6.7 MILLION SHARES OF COMMON STOCK


Houston, TX -- May 30, 1997 -- Zapata Corporation (NYSE: ZAP) Zapata Corporation announced today that it has reached an agreement to repurchase approximately 6.7 million shares of Zapata Corporation common stock in a privately negotiated transaction at a price of $4.52 per share, including commissions. Zapata Corporation had previously announced its intention to purchase up to 7.5 million shares of its common stock in open-market purchases and in privately negotiated transactions.


Contact:      Joseph L. von Rosenberg III, Executive Vice President and General
                  Counsel (713) 940-6100 / Fax: (713) 940-6122

                                       or

              Robert A. Gardiner, Vice President and Chief Financial Officer
                  (713) 940-6100 / Fax: (713) 940-6122